Exhibit 99.1

News Release

Baker Hughes Incorporated

Investor Contact: Adam B. Anderson, +1.713.439.8039, adam.anderson@bakerhughes.com Media Contact: Teresa Wong, +1.713.439.8110, teresa.wong@bakerhughes.com	2929 Allen Parkway Houston, Texas 77019 Phone: 713.439.8600 Fax: 713.439.8280 www.bakerhughes.com
Baker Hughes Announces Third Quarter Results
HOUSTON, Texas — November 1, 2011. Baker Hughes Incorporated (NYSE: BHI) today announced adjusted net income (a non-GAAP measure) for the third quarter 2011 of $518 million, or $1.18 per diluted share. This excludes a $214 million tax benefit associated with the reorganization of certain foreign subsidiaries and a $26 million after-tax loss related to the early extinguishment of debt. This compares to $255 million, or $0.59 per diluted share, for the third quarter 2010, and adjusted net income of $408 million, or $0.93 per diluted share, for the second quarter 2011.
Net income attributable to Baker Hughes, a GAAP measure, for the third quarter 2011 was $706 million or $1.61 per diluted share, compared to $255 million, or $0.59 per diluted share, for the third quarter 2010, and $338 million, or $0.77 per diluted share, for the second quarter 2011. Please see Table 1 for a reconciliation of GAAP to non-GAAP Financial Measures.
Revenue for the third quarter 2011 was $5.18 billion, up 27% compared to $4.08 billion for the third quarter 2010 and up 9% compared to $4.74 billion for the second quarter 2011.
Chad C. Deaton, Baker Hughes Chairman and Chief Executive Officer, said, “The third quarter was a record revenue quarter for Baker Hughes.
“In Canada, the rig count grew substantially throughout the quarter and our operational results reflected this growth. Strong growth continues across U.S. Land, and capacity across most of the market remains tight. The Gulf of Mexico improved marginally during the quarter as the pace of permitting modestly improved. We continue to position our organization to respond to gradual growth in the Gulf of Mexico over the medium term.
“Internationally, we delivered strong revenue growth, but margins declined approximately 125 basis points primarily as a result of a change in geographic and product mix. The strategy we set in place last year to enhance our international operating margins has delivered approximately 700 basis points year-on-year improvement. We expect to deliver 15% international margins in the fourth quarter.
“The commodity, capital, and foreign exchange markets have experienced tremendous volatility throughout the third quarter; however, we have seen no material change in customer behavior. A substantial majority of our customers’ projects are justified at prices far lower than the current commodity price levels and sufficient liquidity appears to be available to continue to develop these projects. We are very encouraged by the long-term prospects for the North American and

Baker Hughes Incorporated News Release
Baker Hughes Announces Third Quarter Results
International markets. Oil demand is at record levels and growth for hydrocarbons will remain strong in the years to come, supported by the continued industrialization of developing economies. Production from declining conventional resources will be replaced by increases in production from the service-intensive unconventional hydrocarbon resources in the U.S. and over time, internationally. We continue to position Baker Hughes to take advantage of long-term opportunities while maintaining the flexibility to address short-term changes to our business,” Deaton said.
Debt increased by $292 million to $3.90 billion compared to the second quarter 2011, reflecting the issuance of $750 million 3.2% 10-year notes and the redemption of $500 million 6.5% notes. Cash and short-term investments decreased by $134 million to $803 million compared to the second quarter 2011. Capital expenditures were $628 million, depreciation and amortization expense was $332 million, and dividend payments were $65 million in the third quarter 2011.
Adjusted EBITDA in the third quarter 2011 was $1.15 billion, up $131 million sequentially. A reconciliation of net income attributable to Baker Hughes to Adjusted EBITDA is provided in Table 2. Supplemental financial information for revenue and adjusted operating profit before tax (a non-GAAP measure) is provided in Table 4.

Baker Hughes Incorporated News Release
Baker Hughes Announces Third Quarter Results
Consolidated Condensed Statements of Operations
(Unaudited)

	Three Months Ended
	September 30,		June 30,
(In millions, except per share amounts)	2011	2010	2011

Revenue	$5,178	$4,078	$4,741

Costs and Expenses:
Cost of revenue	3,931	3,189	3,718
Research and engineering	117	118	114
Marketing, general and administrative	313	354	292
Acquisition-related costs	—	12	—

Total costs and expenses	4,361	3,673	4,124

Operating income	817	405	617
Interest expense, net	(58)	(39)	(54)
Loss on early extinguishment of debt	(40)	—	—

Income before income taxes	719	366	563
Income taxes	(13)	(111)	(228)

Net income	706	255	335
Net income (loss) attributable to noncontrolling interests	—	—	(3)

Net income attributable to Baker Hughes	$706	$255	$338

Basic earnings per share attributable to Baker Hughes	$1.62	$0.59	$0.78

Diluted earnings per share attributable to Baker Hughes	$1.61	$0.59	$0.77

Weighted average shares outstanding, basic	437	432	436
Weighted average shares outstanding, diluted	439	433	438

Depreciation and amortization expense	$332	$293	$331

Capital expenditures	$628	$466	$594

Baker Hughes Incorporated News Release
Baker Hughes Announces Third Quarter Results
Consolidated Condensed Statements of Operations
(Unaudited)

	Nine Months Ended
	September 30,
(In millions, except per share amounts)	2011	2010

Revenue	$14,444	$9,991

Costs and Expense:
Cost of revenue	11,146	7,763
Research and engineering	337	324
Marketing, general and administrative	887	971
Acquisition-related costs	—	78

Total costs and expenses	12,370	9,136

Operating income	2,074	855
Interest expense, net	(164)	(93)
Loss on early extinguishment of debt	(40)	—

Income before income taxes	1,870	762
Income taxes	(445)	(285)

Net income	1,425	477
Net income attributable to noncontrolling interests	—	—

Net income attributable to Baker Hughes	$1,425	$477

Basic earnings per share attributable to Baker Hughes	$3.27	$1.25

Diluted earnings per share attributable to Baker Hughes	$3.25	$1.25

Weighted average shares outstanding, basic	436	381
Weighted average shares outstanding, diluted	438	382

Depreciation and amortization expense	$978	$743

Capital expenditures	$1,651	$1,005

Baker Hughes Incorporated News Release
Baker Hughes Announces Third Quarter Results
Consolidated Condensed Balance Sheets
(Unaudited)

	September 30,	December 31,
(In millions)	2011	2010

ASSETS
Current Assets:
Cash, cash equivalents and short-term investments	$803	$1,706
Accounts receivable, net	4,977	3,942
Inventories, net	3,053	2,594
Other current assets	508	465

Total current assets	9,341	8,707

Property, plant and equipment, net	6,966	6,310
Goodwill	5,947	5,869
Intangible assets, net	1,494	1,569
Other assets	603	531

Total assets	$24,351	$22,986

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,688	$1,496
Short-term borrowings and current portion of long-term debt	54	331
Accrued employee compensation	686	589
Other accrued liabilities	570	723

Total current liabilities	2,998	3,139

Long-term debt	3,846	3,554
Deferred income taxes and other tax liabilities	1,125	1,360
Long-term liabilities	619	647

Stockholders’ equity	15,763	14,286

Total liabilities and stockholders’ equity	$24,351	$22,986

Baker Hughes Incorporated News Release
Baker Hughes Announces Third Quarter Results
Consolidated Condensed Statements of Cash Flows
(Unaudited)

	Nine Months Ended
	September 30,
(In millions)	2011	2010

Cash flows from operating activities:
Net income	$1,425	$477
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	978	743
Other, primarily working capital	(1,721)	(642)

Net cash flows from operating activities	682	578

Cash flows from investing activities:
Expenditures for capital assets	(1,651)	(1,005)
Acquisition of businesses, net of cash acquired	(5)	(852)
Proceeds (purchase) from maturities of short-term investments	250	(250)
Other	229	191

Net cash flows from investing activities	(1,177)	(1,916)

Cash flows from financing activities:
Net (payments) borrowings of debt	(112)	1,488
Dividends	(195)	(175)
Other	143	31

Net cash flows from financing activities	(164)	1,344

Effect of foreign exchange rate changes on cash	6	5

(Decrease) increase in cash and cash equivalents	(653)	11
Cash, beginning of period	1,456	1,595

Cash, end of period	$803	$1,606

Baker Hughes Incorporated News Release
Baker Hughes Announces Third Quarter Results
Table 1: Reconciliation of GAAP and Non-GAAP Financial Measures1
The following tables reconcile net income attributable to Baker Hughes, which is the directly comparable financial result determined in accordance with Generally Accepted Accounting Principles (GAAP), to our adjusted net income, which excludes certain identified items (a non-GAAP financial measure) referenced in this news release.

Three months ended September 30, 2011
		Diluted
(Unaudited)	Net	Earnings
(In millions, except per share amounts)	Income	Per Share

Net income attributable to Baker Hughes (GAAP)	$706	$1.61
Identified Item:
Tax benefit associated with reorganization[2]	(214)	(0.49)
Loss on early extinguishment of debt[3]	26	0.06

Adjusted net income (non-GAAP)	$518	$1.18

Three months ended June 30, 2011
		Diluted
(Unaudited)	Net	Earnings
(In millions, except per share amounts)	Income	Per Share

Net income attributable to Baker Hughes (GAAP)	$338	$0.77
Identified Item:
Libya charge[4]	70	0.16

Adjusted net income (non-GAAP)	$408	$0.93

[1]	Adjusted net income, excluding certain identified items, is a non-GAAP measure comprised of net income attributable to Baker Hughes excluding the impact of certain identified items. The company believes that adjusted net income is useful to investors because it is a consistent measure of the underlying results of the company’s business. Furthermore, management uses adjusted net income as a measure of the performance of the company’s operations. Reconciliation of GAAP and adjusted net income for historical periods can be found on the company’s website at www.bakerhughes.com/investor.

[2]	Noncash tax benefit of $214 million associated with the reorganization of certain foreign subsidiaries.

[3]	Loss of $40 million before-tax ($26 million after-tax) related to the early extinguishment of $500 million notes due 2013.

[4]	Libya charge of $70 million, before and after-tax, relates to increasing our allowance for doubtful accounts and reserves for inventory and certain other indentified assets.

Baker Hughes Incorporated News Release
Baker Hughes Announces Third Quarter Results
Table 2: Calculation of EBIT, EBITDA and Adjusted EBITDA (non-GAAP measures)1

	Three Months Ended
(In millions)	September 30, 2011	September 30, 2010	June 30, 2011

Net income attributable to Baker Hughes	$706	$255	$338
Net income (loss) attributable to NCI[2]	—	—	(3)
Income taxes	13	111	228

Income before income taxes	719	366	563
Interest expense, net	58	39	54

Earnings before interest and taxes (EBIT)	777	405	617
Depreciation and amortization expense	332	293	331

Earnings before interest, taxes, depreciation and amortization (EBITDA)	1,109	698	948
Adjustments to EBITDA:
Acquisition-related costs[3]	—	12	—
Libya reserves[4]	—	—	70
Loss on early extinguishment of debt[5]	40	—	—

Adjusted EBITDA	$1,149	$710	$1,018

	Nine Months Ended
(In millions)	September 30, 2011	September 30, 2010[6]

Net income attributable to Baker Hughes	$1,425	$477
Income taxes	445	285

Income before income taxes	1,870	762
Interest expense, net	164	93

Earnings before interest and taxes (EBIT)	2,034	855
Depreciation and amortization expense	978	743

Earnings before interest, taxes, depreciation and amortization (EBITDA)	3,012	1,598
Adjustments to EBITDA:
Acquisition-related costs[3]	—	78
Libya reserves[4]	70	—
Loss on early extinguishment of debt[5]	40	—

Adjusted EBITDA	$3,122	$1,676

[1]	EBIT, EBITDA and Adjusted EBITDA (as defined in the calculations above) are non-GAAP measurements. Management is providing these measures because it believes that such measurements are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance.

[2]	Noncontrolling interests.

[3]	Costs related to the acquisition of BJ Services.

[4]	Expenses of $70 million (before and after-tax) associated with increasing the allowance for doubtful accounts and reserves for inventory and certain other assets in the second quarter 2011 as a result of civil unrest in Libya.

[5]	Loss of $40 million before-tax ($26 million after-tax) related to the early extinguishment of $500 million notes due 2013.

[6]	Includes results of BJ Services starting from April 28, 2010.

Baker Hughes Incorporated News Release
Baker Hughes Announces Third Quarter Results
Table 3: Segment Revenue, Profit Before Tax, and Profit Before Tax Margin1

	Three Months Ended
	September 30,		June 30,
(In millions)	2011	2010	2011

Segment Revenue
North America	$2,716	$2,006	$2,368
Latin America	568	431	542
Europe/Africa/Russia Caspian	850	757	806
Middle East/Asia Pacific	708	606	701
Industrial Services and Other	336	278	324

Total Operations	$5,178	$4,078	$4,741

Profit Before Tax
North America	$607	$340	$440
Latin America	71	9	71
Europe/Africa/Russia Caspian[2]	105	47	47
Middle East/Asia Pacific	84	39	88
Industrial Services and Other	28	36	34

Total Operations	895	471	680

Corporate and Other Profit Before Tax
Acquisition-related costs	—	(12)	—
Interest expense, net	(58)	(39)	(54)
Loss on early extinguishment of debt	(40)	—	—
Corporate and other	(78)	(54)	(63)

Corporate, net interest and other	(176)	(105)	(117)

Total Profit Before Tax	$719	$366	$563

Profit Before Tax Margin[1]
North America	22%	17%	19%
Latin America	13%	2%	13%
Europe/Africa/Russia Caspian[2]	12%	6%	6%
Middle East/Asia Pacific	12%	6%	13%
Industrial Services and Other	8%	13%	10%

Total Operations	17%	12%	14%

[1]	Profit before tax margin is a non-GAAP measure defined as profit before tax (“income before income taxes”) divided by revenue. Management uses the profit before tax margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance.

[2]	Includes expenses of $70 million (before and after-tax) associated with increasing the allowance for doubtful accounts and reserves for inventory and certain other assets in the second quarter 2011 as a result of civil unrest in Libya.

Baker Hughes Incorporated News Release
Baker Hughes Announces Third Quarter Results
Table 4: Supplemental Financial Information Excluding Certain Identified Items1

	Three Months Ended
	September 30,		June 30,
(In millions)	2011	2010	2011

Segment Revenue
North America	$2,716	$2,006	$2,368
Latin America	568	431	542
Europe/Africa/Russia Caspian	850	757	806
Middle East/Asia Pacific	708	606	701
Industrial Services and Other	336	278	324

Total Operations	$5,178	$4,078	$4,741

Operating Profit Before Tax[2]
North America	$607	$340	$440
Latin America	71	9	71
Europe/Africa/Russia Caspian[1]	105	47	117
Middle East/Asia Pacific	84	39	88
Industrial Services and Other	28	36	34

Total Operations	$895	$471	$750

Operating Profit Before Tax Margin[2]
North America	22%	17%	19%
Latin America	13%	2%	13%
Europe/Africa/Russia Caspian[1]	12%	6%	15%
Middle East/Asia Pacific	12%	6%	13%
Industrial Services and Other	8%	13%	10%

Total Operations	17%	12%	16%

[1]	Excludes expenses of $70 million associated with increasing the allowance for doubtful accounts and reserves for inventory and certain other assets in the second quarter 2011 as a result of civil unrest in Libya.

[2]	Operating profit before tax is a non-GAAP measure defined as profit before tax (“income before income taxes”) less certain identified costs. Operating profit before tax margin is a non-GAAP measure defined as operating profit before tax divided by revenue. Management uses each of these measures because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance and that this measurement may be used by investors to make informed investment decisions.

Baker Hughes Incorporated News Release
 Baker Hughes Announces Third Quarter Results
Operational Highlights
North America
We completed a 49-stage annular fracture treatment in the Barnett Shale using our next-generation OptiPort™ coiled-tubing frac sleeve technology with our SureSet™ bottomhole assembly to isolate each stage during each interval. The entire treatment was completed in 10 days, about one-third of the time normally required. This was the first run for OptiPort in US Land, and marks an important milestone in our hydraulic fracturing program as it significantly reduced operational time, hydraulic horsepower and the personnel required on location.
We continue deployment of the InTallicTM disintegrating Frac Balls and AutoTrak Curve™ system, with encouraging customer acceptance of the technologies.
In the Gulf of Mexico, the Baker Hughes Blue Tarpon deep water stimulation vessel completed its first fracturing job for a major integrated oil company with favorable results.
Latin America
In the quarter, we won a drilling optimization project in Brazil for four wells in a pre-salt field, further establishing our leadership position in the Brazil deep water market.
Also in Brazil, we opened our tenth major research and technology center, located in Rio de Janeiro, to commercialize technologies and solutions that will unlock the full potential of deep water and pre-salt reservoirs. The center represents the next phase in the expansion of our global technology network and will enable a new level of collaboration with our customers and Latin America universities.
In Mexico, we see positive activity with the award of a two-year offshore directional drilling and drill-bit services contract in the Veracruz district; and a three-and-a-half year offshore directional drilling and drill-bit services contract in the Southwestern Marine region.
Middle East/Asia Pacific
In the Middle East, we secured a three-year contract with Al Khafji Joint Operations for a substantial portion of the drilling and workover services. Bundled and third-party services will include: directional and horizontal drilling; wireline logging and perforating; surface logging and

Baker Hughes Incorporated News Release
Baker Hughes Announces Third Quarter Results
coring; mud engineering and chemicals supply; and cementing, simulation and coiled tubing services.
In Iraq, we won an integrated drilling and completions package from Lukoil covering 23 wells in the West Qurna phase two field. We will provide engineering and project management for the turnkey drilling and completions scope of the project. Furthermore, we will supply drilling services, formation evaluation, casing and tubing running services, completion tools and services, wellbore intervention services, and wireline logging as well as perforation operations. Baker Hughes also will contract all third-party services, equipment, personnel, tools and materials required for the project, including the provision of up to five drilling rigs and three workover rigs. Work will commence in the first quarter of 2012.
In Asia Pacific, we completed the first commercial installation of GeoFORM™, our next-generation conformable sand management system, with a “Select-a-Flow” screen. Traditional gravel packing is challenging in the region because it is so remote. GeoFORM provided an effective solution to the customer and future installations are planned.
In Malaysia, we secured a major HPHT drilling fluids and fluids environmental services project that will run for four years, commencing in the fourth quarter of 2011. These wells pose considerable technical challenges with bottom hole static temperature in excess of 400o F (204o C) and pressures above 10,000 psi (689 bar).
In India, we secured a sizable award to provide a full ESP solution to design, supply, install, commission and monitor performance for five years in 81 wells, which we believe is one of the largest offshore ESP contracts in India.
Europe/Africa/Russia Caspian
In the Netherlands, we drilled a multi-lateral well for a National Oil Company, utilizing drilling services, drill bits, sand control screens and intelligent production systems, resulting in a high-quality wellbore which has been proposed to showcase in a joint technical paper with the customer.
In Africa, we were awarded a three-year directional drilling contract in Algeria, to provide services on more than 70 wells. Operations will commence on two rigs, with the potential to add a third rig mid-2012.

Baker Hughes Incorporated News Release
Baker Hughes Announces Third Quarter Results
Supplemental Financial Information
Supplemental financial information for the first quarter 2008 through the third quarter 2011 can be found on our website at www.bakerhughes.com/investor in the Financial Information section.
Forward-Looking Statements
This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward—looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward—looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the company’s Annual Report on Form 10-K/A for the year ended December 31, 2010 and those set forth from time to time in other filings with the Securities and Exchange Commission (“SEC”). The documents are available through the company’s website at http://www.bakerhughes.com/investor or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. We undertake no obligation to publicly update or revise any forward—looking statement.
Our expectations regarding our business outlook and business plans; the business plans of our customers; the integration of BJ Services; oil and natural gas market conditions; cost and availability of resources; economic, legal and regulatory conditions and other matters are only our forecasts regarding these matters.
These forward looking statements, including forecasts, may be substantially different from actual results, which are affected by many risks including the following risk factors and the timing of any of these risk factors:
Baker Hughes-BJ Services acquisition — the inability to achieve the expected benefits of the acquisition, including financial and operating results; the risk that the cost savings and any other synergies from the transaction may not be realized or take longer to realize than expected; the ability to successfully integrate the businesses; and with respect to the historical financial information for BJ Services disclosed or utilized in this news release: the estimates, and quarterly results have not been audited and actual results may differ materially, no assurance can be given that these results were realized or can be considered predictive of actual or future results, and that we do not intend to update or otherwise revise these estimates.
Economic conditions — the impact of worldwide economic conditions; the effect that declines in credit availability may have on worldwide economic growth and demand for hydrocarbons; the

Baker Hughes Incorporated News Release
Baker Hughes Announces Third Quarter Results
ability of our customers to finance their exploration and development plans; and foreign currency exchange fluctuations and changes in the capital markets in locations where we operate.
Oil and gas market conditions — the level of petroleum industry exploration, development and production expenditures; the price of, volatility in pricing of, and the demand for crude oil and natural gas; drilling activity; the impact of recovery from the now lifted US Gulf of Mexico drilling moratorium; the timing for new drilling permits both on the shelf and in the deepwater; and changes in the regulation of drilling in the US Gulf of Mexico or other areas as well as higher operating costs; excess productive capacity; crude and product inventories; LNG supply and demand; seasonal and other adverse weather conditions that affect the demand for energy; severe weather conditions, such as hurricanes, that affect exploration and production activities; Organization of Petroleum Exporting Countries (“OPEC”) policy and the adherence by OPEC nations to their OPEC production quotas.
Terrorism and geopolitical risks — war, military action, terrorist activities or extended periods of international conflict, particularly involving any petroleum—producing or consuming regions; labor disruptions, civil unrest or security conditions where we operate; expropriation of assets by governmental action.
Price, market share, contract terms, and customer payments — our ability to obtain market prices for our products and services; the effect of the level and sources of our profitability on our tax rate; the ability of our competitors to capture market share; our ability to retain or increase our market share; changes in our strategic direction; the effect of industry capacity relative to demand for the markets in which we participate; our ability to negotiate acceptable terms and conditions with our customers, especially national oil companies, to successfully execute these contracts, and receive payment in accordance with the terms of our contracts with our customers; our ability to manage warranty claims and improve performance and quality; our ability to effectively manage our commercial agents.
Costs and availability of resources — our ability to manage the costs and availability of sufficient raw materials and components (especially steel alloys, chromium, copper, carbide, lead, nickel, titanium, beryllium, barite, synthetic and natural diamonds, sand, chemicals, and electronic components); our ability to manage energy-related costs; our ability to manage compliance-related costs; our ability to recruit, train and retain the skilled and diverse workforce necessary to meet our business needs and manage the associated costs; the effect of manufacturing and subcontracting performance and capacity; the availability of essential electronic components used in our products; the effect of competition, particularly our ability to introduce new technology on a forecasted schedule and at forecasted costs; potential impairment of long-lived assets; the accuracy of our estimates regarding our capital spending requirements; unanticipated changes in the levels of our capital expenditures; the need to replace any unanticipated losses in capital assets; labor-related actions, including strikes, slowdowns and facility occupations; our ability to maintain information security.

Baker Hughes Incorporated News Release
Baker Hughes Announces Third Quarter Results
Litigation and changes in laws or regulatory conditions — the potential for unexpected litigation or proceedings and our ability to obtain adequate insurance on commercially reasonable terms; the legislative, regulatory and business environment in the US and other countries in which we operate; outcome of government and legal proceedings as well as costs arising from compliance and ongoing or additional investigations in any of the countries where the company does business; new laws, regulations and policies that could have a significant impact on the future operations and conduct of all businesses; restrictions on hydraulic fracturing; any restrictions on new or ongoing offshore drilling; permit and operational delays or program reductions as a result of the new regulations and recovery from the drilling moratorium in the Gulf of Mexico; changes in export control laws or exchange control laws; the discovery of new environmental remediation sites; changes in environmental regulations; the discharge of hazardous materials or hydrocarbons into the environment; restrictions on doing business in countries subject to sanctions; customs clearance procedures; changes in accounting standards; changes in tax laws or tax rates in the jurisdictions in which we operate; resolution of tax assessments or audits by various tax authorities; and the ability to fully utilize our tax loss carry forwards and tax credits.
Baker Hughes provides reservoir development services, drilling, pressure pumping, formation evaluation, completion and production products and services to the worldwide oil and gas industry.
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